UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 22, 2025
___________________________________________
NURIX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
___________________________________________

Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
(415) 660-5320
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On October 22, 2025, Nurix Therapeutics, Inc. (the “Company”) issued a press release announcing the initiation of the DAYBreak™ clinical trial, a pivotal single-arm Phase 2 study of bexobrutideg (NX-5948) in patients with relapsed or refractory chronic lymphocytic leukemia or small lymphocytic lymphoma. In addition, on October 22, 2025, the Company updated its investor presentation. Copies of the press release and investor presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. In addition, the information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 8.01    Other Events.
On October 22, 2025, the Company announced the initiation of the DAYBreak clinical trial, a pivotal single-arm Phase 2 study of its Bruton tyrosine kinase (“BTK”) degrader bexobrutideg (NX-5948) in patients with relapsed or refractory chronic lymphocytic leukemia or small lymphocytic lymphoma (“r/r CLL/SLL”).

DAYBreak Phase 2 Study Design and Objectives

The DAYBreak study will enroll approximately 100 patients with r/r CLL/SLL who have experienced disease progression following treatment with a covalent BTK inhibitor (“cBTKi”), a non-covalent BTK inhibitor (“ncBTKi”) and a BCL-2 inhibitor (“BCL-2i”). The DAYBreak study aims to evaluate bexobrutideg’s potential to address an unmet medical need in this patient population and generate data to support a potential Accelerated Approval submission. The DAYBreak study’s primary efficacy endpoint is objective response rate per International Workshop on CLL (“iwCLL”) criteria as assessed by an Independent Review Committee (“IRC”). The first DAYBreak study site was activated in October 2025.

Dose Selection and Regulatory Alignment

The DAYBreak study and the Company’s planned Phase 3 confirmatory study of bexobrutideg will evaluate the 600 mg dose taken once daily (“QD”). The selection of the 600 mg dose follows the completion of analysis of data from a randomized cohort within the Phase 1b study comparing 200 mg and 600 mg in accordance with Project Optimus and reflects alignment with global regulators including the U.S. Food and Drug Administration, the U.K. Medicines and Healthcare products Regulatory Agency, and the European Medicines Agency.

Planned Phase 3 Confirmatory Study

The Company plans to initiate a randomized confirmatory Phase 3 trial of bexobrutideg in the first half of 2026 in r/r CLL/SLL patients whose disease progressed while receiving a cBTKi. This global Phase 3 confirmatory trial in patients treated in the second line or later setting will enroll approximately 400 patients randomized 1:1 to compare bexobrutideg monotherapy (600 mg oral QD) to an investigator’s choice of pirtobrutinib monotherapy (a ncBTKi), bendamustine + rituximab, or idelalisib + rituximab. The primary efficacy endpoint of the Phase 3 trial will be progression-free survival per iwCLL criteria as assessed by an IRC.

Additional Development Plans

The Company also plans to initiate a Phase 1b/2 combination study of bexobrutideg in the first half of 2026 to expand clinical opportunity across lines of therapy in CLL/SLL, with an initial focus on combinations with current standards of care including BCL-2 inhibitors and anti-CD20 antibodies.
NX-1607 Update

On October 18, 2025, the Company presented new clinical data from its first-in-human Phase 1a study of NX-1607, a first-in-class oral inhibitor of the E3 ligase Casitas B-lineage lymphoma proto-oncogene B (“CBL-B”) in patients with relapsed/refractory solid tumors. Data were presented from a total of 82 patients with eleven different tumor types treated across six QD and five twice-daily (“BID”) dosing regimens ranging from 5 mg to 80 mg total daily dose. Patients were heavily pre-

treated with a median of 3 prior regimens including a median of 1 prior chemo/immunotherapy regimen. NX-1607 demonstrated dose-dependent exposure, increases in proximal and distal biomarkers, evidence of peripheral immune activation, and reductions in tumor volume and cancer biomarkers. Despite the advanced stages of disease and the broad range of tumor types included in the trial, NX-1607 demonstrated evidence of clinical activity including reductions in tumor-specific biomarkers (prostate-specific antigen (“PSA”) in prostate cancer and carcinoembryonic antigen in colorectal cancer), long-term stable disease, and a confirmed partial response in a patient with micro-satellite stable colorectal cancer (“MSS CRC”), a tumor type typically unresponsive to immune checkpoint therapy. As of the 26 July 2025 data cut, 71 patients were evaluable for response, with a disease control rate of 49.3%. With respect to duration of response, 7 patients achieved either stable disease (“SD”) or partial response (“PR”) for ≥5 months on treatment and 1 patient with MSS CRC achieved a PR and was treated for 27 months. Further supporting the dose-dependent activity of NX-1607, the greatest reductions in PSA among the prostate cancer patients were achieved in the BID dosing groups with 6/13 patients having PSA reductions of ≥50%.

NX-1607 was shown to be tolerable at pharmacologically active doses and has a safety profile comparable to approved immuno-oncology agents, with most adverse events Grade 2 or less in severity. Immune-related adverse events were observed in 6 patients, indicating on-target immune activation, similar to what is observed with PD-1/PD-L1 therapies. The most common treatment emergent adverse events included nausea and vomiting, which were mitigated by both BID dosing and the introduction of a step-up dosing regimen where patients were initially treated at lower doses and increased to the target dose during the first cycle of treatment.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release announcing initiation of clinical trial, dated October 22, 2025

99.2	Investor Presentation, dated October 22, 2025

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the therapeutic potential of bexobrutideg, the Company’s plans for the clinical development of bexobrutideg, the planned timing for the initiation and enrollment of patients in current and future clinical trials of bexobrutideg, the planned timing for the provision of updates and findings from the Company’s clinical trials, the potential for accelerated approval, and the Company’s ability to fund development activities and achieve development goals, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the Company will be able to advance, obtain regulatory approval of and ultimately commercialize bexobrutideg, the timing and results of clinical trials, the Company’s ability to fund development activities and achieve development goals, and other risks and uncertainties described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025 and other SEC filings.

The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: October 22, 2025	By:	/s/ Christine Ring
Christine Ring, Ph.D., J.D.
Chief Legal Officer
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